[IVY LOGO]

                                 Ivy Growth Fund
                              Ivy US Blue Chip Fund
                           Ivy US Emerging Growth Fund

                       Supplement Dated April 23, 2001 To
         Prospectus Dated May 1, 2000 (as supplemented on June 30, 2000)

"The Shareholder Fees" table in the "FEES AND EXPENSES" Section on page 7 is revised as follows:

*        Fees and Expenses
         The following tables describe the fees and expenses that you may pay if you buy and hold shares of the Fund:

         SHAREHOLDER  FEES           fees paid directly from your investment

                                  Class A      Class B        Class C
Maximum sales charge (load)
imposed on purchases (as a
percentage of offering price)....5.75%         none          none

Maximum deferred sales charge
(load)(as a percentage of
purchase price).................. none(1)      5.00%        2.00%

Maximum sales charge (load)
imposed on reinvested dividends.. none          none         none

Redemption fee(2).................none          none         none

Exchange fee......................none          none         none

The "Example" table on page 7 is revised in its entirety as follows:

                                      (no redemption)      (no redemption)
Year     Class A         Class B       Class B    Class C   Class C
1st      $ 737            $  746       $ 246      $ 442     $ 242
3rd      1,077             1,058         758        745       745
5th      1,440             1,496       1,296      1,275     1,275
10th     2,458             2,583       2,583      2,726     2,726

                                                    *

The table under "How to buy shares" in the "SHAREHOLDER INFORMATION" section on page 10 is revised in its entirety as follows:

                                     Class A      Class B    Class C    Class I
Minimum initial investment*         $1,000       $1,000     $1,000   $5,000,000
Minimum subsequent investment*      $  100       $   100    $   100    $10,000
Initial sales charge              Maximim 5.75%,    none      none     none
                                  with options for
                                  a reduction or
                                  waiver

CDSC                        None, except on   Maximum 5.00%,  2.00%      none
                            certain NAV       declines over   for the
                            purchases         six years       first
                                                              year

Service and distribution   0.25% service  0.75% distribu-   0.75% dis-   none
fees                       fee            tion fee and      tribution
                                          0.25% service     fee and
                                           fee              0.25%
                                                            service fee


*Minimum initial and subsequent investments for retirement plans are $25.

The seventh Paragraph under "HOW TO ELIMINATE YOUR INITIAL SALES CHARGE" in the "SHAREHOLDER INFORMATION" section on page 11 is revised in its entirety as follows:

Class B and Class C shares: Class B and Class C shares are not subject to an initial sales charge but are subject to a CDSC. If you redeem your Class C shares within one year of purchase they will be subject to a CDSC of 2%, and Class B shares redeemed within six years of purchase will be subject to a CDSC at the following rates:

                                                                      [IVY LOGO]

The Funds' investment advisor, IMI, is an indirect subsidiary of Mackenzie Financial Corporation ("MFC"). On April 18, 2001, Investors Group, Inc. ("IGI"), a leading Canadian financial services organization, acquired control of MFC.

Under the Investment Company Act of 1940, the transaction resulted in a change in control of MFC and IMI and, therefore, constituted an assignment of the Funds' business management and investment advisory agreements resulting in a termination of the agreements. Consequently, the Trust is seeking approval of new agreements from the shareholders of each Fund at a special meeting of the shareholders on May 29, 2001. Until the shareholder meeting, the Funds are operating under interim agreements which provide that any management and advisory fees earned be held in escrow and paid upon shareholder approval of the new agreements. If a new agreement is not approved, IMI may continue to serve on a temporary basis while the Trust's Board considers further action.

                                        *

                           Via Mizner Financial Plaza
                            700 South Federal Highway
                            Boca Raton, Florida 33432
                                  800.456.5111
                                www.ivyfunds.com
                           E-mail: invest@ivyfunds.com